UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2023

GRIFFON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 18th Floor New York, New York 10019 (Address of Principal Executive Offices) (Zip Code)
(212) 957-5000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	GFF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2023, Griffon Corporation (“Griffon” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Voss Value Master Fund, L.P., Voss Value-Oriented Special Situations Fund, L.P., Voss Advisors GP, LLC and Voss Capital, LLC (collectively, “Voss”).

Pursuant to the Cooperation Agreement, the Company agreed, among other things, to appoint Travis W. Cocke, Chief Investment Officer of Voss, to Griffon’s board of directors (the “Board”), effective as of January 9, 2023, with a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). The Cooperation Agreement also provides that the Company will nominate Mr. Cocke, as well as H. C. Charles Diao, for re-election at the 2023 Annual Meeting, in each case for a term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). In addition, pursuant to the Cooperation Agreement, Mr. Cocke has been appointed to the Committee on Strategic Considerations and the Nominating and Corporate Governance Committee of the Board.

In addition, the Cooperation Agreement provides that, following the 2023 Annual Meeting, at Voss’s election, after consultation with the Company and subject to Voss beneficially owning at least the Minimum Ownership Threshold (as defined in below), the Company will, in consultation with Voss, identify a new independent director from the individuals previously named by Voss as potential candidates or, with Voss’s consent, a different individual, and appoint such person to the Board (the “Additional Director”). The Cooperation Agreement further provides that at Voss’s election, the Company will ensure that the size of the Board following the 2023 Annual Meeting is not more than 13 members. The Cooperation Agreement provides for customary director replacement procedures in the event Mr. Cocke or the Additional Director cease to serve as a director under certain circumstances as specified in the Cooperation Agreement.

The Company’s appointment and nomination obligations described above fall away in certain circumstances, including if Voss ceases to hold a “net long position” in the Company of at least 50% of the shares of the Company’s common stock, par value $0.25 per share (“Company Common Stock”) beneficially held by Voss as of the date of the Cooperation Agreement (the “Minimum Ownership Threshold”).

Pursuant to the Cooperation Agreement, Voss has irrevocably withdrawn its nomination notice regarding its slate of proposed director nominees for election at the 2023 Annual Meeting and has agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions, including a mutual non-disparagement provision that remain in effect during the Cooperation Period (as described below).

The Cooperation Period is generally defined as beginning January 8, 2023 and continuing until the later of (i) the date that is 15 calendar days prior to the notice deadline for non-proxy access stockholder nominations of director candidates for election to the Board at the Company’s 2024 Annual Meeting and (ii) 5 business days after the date on which Mr. Cocke (or any replacement director) has ceased to serve on the Board. However, if the Company confirms in writing that it will re-nominate Mr. Cocke (or, if he is replaced pursuant to the Cooperation Agreement, such replacement director) for election as a director at the 2024 Annual Meeting or at any subsequent annual meeting, and Mr. Cocke (or such replacement director, if applicable) consents to the applicable renomination(s), then the date in prong (i) above shall be automatically extended each such time until the date that is 15 calendar days prior to the applicable notice deadline for non-proxy access stockholder nominations of director candidates for election to the Board applicable to the next subsequent annual meeting of stockholders of the Company. The Cooperation Agreement will terminate upon the earlier of (x) the expiry of the Cooperation Period and (y) upon five business days’ prior written notice of a material breach of the Cooperation Agreement by a party thereto, provided that such material breach is not cured within such notice period.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Pursuant to the Cooperation Agreement, on January 8, 2023, Mr. Cocke was appointed to the Board effective January 9, 2023. Mr. Cocke has also been appointed to the Committee on Strategic Considerations and the Nominating and Corporate Governance Committee of the Board. The Board has affirmatively determined that Mr. Cocke is “independent” under the rules of the New York Stock Exchange and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Cocke will receive compensation for his services pursuant to our director compensation program, consistent with that received by the Company’s other non-employee directors. This program is filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. Pursuant to our director compensation program, Mr. Cocke received a grant of 276 restricted shares of Griffon common stock at the time of his election to the Board, which grant vests at the rate of one-third a year for three years.

In connection with his election to the Board, Mr. Cocke also entered into a customary indemnification agreement with Griffon which provides that Griffon will indemnify Mr. Cocke to the fullest extent permitted by applicable law, and which includes provisions relating to the advancement of expenses incurred by or on behalf of Mr. Cocke. This indemnification agreement is in the same form as the indemnification agreement entered into between Griffon and each of its other directors and each of its executive officers; the form of the indemnification agreement is filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Item 8.01. Other Events.

On January 9, 2023, Griffon issued a press release announcing the Company’s entry into the Cooperation Agreement and Mr. Cocke’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of January 8, 2023, by and among Voss Value Master Fund, L.P., Voss Value-Oriented Special Situations Fund, L.P., Voss Advisors GP, LLC, Voss Capital, LLC and Griffon Corporation.

99.1	Press Release of Griffon Corporation, dated January 9, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2023	GRIFFON CORPORATION

	By:	/s/ Seth L. Kaplan
Name: Seth L. Kaplan
Title: Senior Vice President